EXHIBIT 99.4

                       UNITED STATES CELLULAR CORPORATION
                        1998 LONG-TERM INCENTIVE PROGRAM

                                    ARTICLE I
                                     PURPOSE
                                     -------
         This United States Cellular Corporation 1998 Long-Term Incentive Program (the "Program") is an amendment and restatement of the United States Cellular Corporation 1994 Long-Term Incentive Plan (the "Plan"). The purposes of the Program are (i) to align the interests of the stockholders of United States Cellular Corporation (the "Company") and the key executive and management employees of the Company and certain of its subsidiaries by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining such key executive and management employees of the Company and such subsidiaries, and
(iii) to motivate such employees to act in the long-term best interests of the Company's stockholders.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------
         For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

         2.1 "Affiliate" shall mean TDS or a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by TDS or by the Company.

         2.2 "Agreement" shall mean a written agreement evidencing an award granted hereunder between the Company and the recipient of such award.

         2.3      "Board" shall mean the Board of Directors of the Company.

         2.4 "Bonus Year" shall mean the calendar year for which an annual bonus is payable.

         2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.6 "Committee" shall mean a committee designated by the Board consisting of one or more members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

         2.7 "Common Stock" shall mean the class of shares of the Company designated as "Common Shares" in its Articles of Incorporation.

         2.8 "Company Match" shall mean an amount credited to an employee's Deferred Compensation Account pursuant to paragraph 7.2(b) hereof based on the deferred portion of the employee's annual bonus for a Bonus Year.

         2.9 "Deferred Compensation Account" shall mean a book reserve maintained by the Company for the purpose of measuring the amount of deferred compensation payable to an employee with respect to the deferred portion of the employee's annual bonus for a Bonus Year.

         2.10 "Designated Beneficiary" shall mean the person or persons entitled to receive the remaining Distributable Balance in an employee's Deferred Compensation Account at the employee's death.

         2.11 "Disability" shall mean a total physical disability which, in the Committee's judgment, prevents an employee from performing substantially such employee's employment duties and responsibilities for a continuous period of at least six months.

         2.12 "Distributable Balance" shall mean the balance in an employee's Deferred Compensation Account that is distributable to the employee upon termination of the employee's employment or the earlier distribution date specified by the employee.



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         2.13 "Employer" shall mean the Company,  USCC Payroll Corporation,  and any other direct or indirect subsidiary of the Company selected by the Committee and approved by the Board.

         2.14 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         2.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.16 "Fair Market Value" of a share of Stock shall mean its closing sale price on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

         2.17 "Free-Standing SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

         2.18 "Incentive Stock Option" shall mean an option to purchase shares of Stock which meets the requirements of section 422 of the Code (or any successor provision) and which is designated as intended to constitute an Incentive Stock Option.

         2.19 "Legal Representative" shall mean a guardian, legal representative or other person acting in a similar capacity with respect to an optionee.

         2.20 "Mature Shares" shall mean shares of Stock (i) for which the holder thereof has good title, free and clear of all liens and encumbrances, and
(ii) which such holder has held for at least six months or has purchased on the open market.

         2.21 "Non-Qualified Stock Option" shall mean an option to purchase shares of Stock which is not an Incentive Stock Option.

         2.22 "Performance Award" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Stock of a specified amount.

         2.23 "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option, (ii) as a condition to the grant of a Restricted Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Stock subject to such award, or, in the case of a Performance Award, of the payment with respect to such award. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of section 162(m) of the Code, the Performance Measures (i) shall be established in writing by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

         2.24 "Performance Period" shall mean a period designated by the Committee during which Performance Measures shall be measured.

         2.25 "Permanent and Total Disability" shall have the meaning set forth in section 22(e)(3) of the Code (or any successor thereto).


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         2.26 "Permitted  Transferee" shall mean (i) an optionee's spouse,  (ii)
any of an optionee's lineal descendants or (iii) a trust or similar arrangement of which such spouse, a lineal descendant of such optionee, or one or more of such persons are the only current beneficiaries, provided that such spouse or descendant (or the Legal Representative of such spouse or descendant) or such trust or similar arrangement, as the case may be, has entered into a written agreement with the Company authorizing the Company to withhold shares of Stock which would otherwise be delivered to such person upon an exercise of a Non-Qualified Stock Option to pay any federal, state, local or other taxes which may be required to be withheld or paid in connection with such exercise in the event that the optionee does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

         2.27 "Restricted Stock" shall mean shares of Stock which are subject to a Restriction Period.

         2.28 "Restricted Stock Award" shall mean an award of Restricted Stock under the Plan.

         2.29 "Restriction Period" shall mean any period designated by the Committee during which the Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award.

         2.30 "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

         2.31 "Stock" shall mean Common Stock and any other equity security which (i) is designated by the Board to be available for awards under the Plan or (ii) becomes available for awards under the Plan by reason of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock.

         2.32 "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Stock subject to such option, or portion thereof, which is surrendered.

         2.33 "TDS" shall mean Telephone and Data Systems, Inc., an Iowa corporation.


                                   ARTICLE III

                         ELIGIBILITY AND ADMINISTRATION
                         ------------------------------
         3.1 Eligibility. Participants in the Plan shall consist of such key executive and management employees of the Employers as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

         3.2 Administration. The Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under the Plan to eligible persons: (i) options to purchase shares of Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARS, (iii) Restricted Stock Awards, (iv) Performance Awards and (v) Company Match awards. The Committee shall, subject to the terms of the Plan, select eligible persons for participation in the Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Stock and the number of SARs subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (A) any or all outstanding options and SARs shall become exercisable in part or in full, (B) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (C) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, (D) the Performance

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Measures  applicable to any outstanding  Restricted  Stock Award (if any) and to any outstanding Performance Award shall be deemed to be satisfied at the maximum or any other level and (E) all or a portion of the amount in a Deferred Compensation Account attributable to a Company Match shall vest. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

         (a) Delegation. The Committee may delegate some or all of its power and authority hereunder to the chairman of the Board or an executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) an employee who is the chief executive officer of the Company (or is acting in such a capacity), one of the four highest compensated officers of the Company (other than the chief executive officer), or any other person deemed to be a "covered employee" within the meaning of section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award to be granted to such employee may result in taxable income to the employee, or (B) an officer or other person subject to section 16 of the Exchange Act, or (ii) decisions concerning the timing, pricing or number of shares subject to an award granted to such an employee, officer or other person who is, or who in the Committee's judgment is likely to be, a covered employee.

         (b) Indemnification. No member of the Board or Committee nor any executive officer to whom the Committee shall delegate any of its power and authority hereunder shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each member of the Board and the Committee and each executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's articles of incorporation or by-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

         3.3 Shares Available. Subject to adjustment as provided in Section 8.7, 1,650,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock and shares of each other class of Stock which are available under the Plan shall be reduced by the sum of the aggregate number of shares of such Stock then subject to outstanding awards under the Plan. To the extent that an outstanding award expires or terminates unexercised or is cancelled or forfeited, then the shares of Stock subject to such expired, unexercised, cancelled or forfeited portion of such award shall again be available under the Plan. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                                   ARTICLE IV

                                STOCK OPTIONS AND

                            STOCK APPRECIATION RIGHTS
                            -------------------------
         4.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Stock to such eligible employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Qualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of the Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) exceeds $100,000, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the terms and conditions set forth in this Section 4.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable, except that the Committee shall not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 50,000 shares of Stock (as may be adjusted pursuant to Section 8.7).

         4.2 Number of Shares and Purchase Price. The number of shares of Stock subject to an option and the purchase price per share of Stock purchasable upon exercise of the option shall be determined by the Committee; provided,

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however, that the purchase price per share of Stock purchasable upon exercise of either an Incentive Stock Option or a NonQualified Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date such option is granted; provided further, that if an Incentive Stock Option shall be granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries ("Ten Percent Holder"), the purchase price per share of Stock shall be at least 110% of its Fair Market Value.

         4.3 Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied during a Performance Period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An option may be exercised only with respect to whole shares of Stock.

         4.4 Method of Exercise. An option may be exercised (i) by giving written notice to the Chief Financial Officer of the Company specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) either (A) in cash, (B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or
(E) a combination of (A), (B) and (C), in each case to the extent determined by the Committee at the time the option is granted, and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) in the preceding sentence. If payment of the purchase price is to be made pursuant to clause (B) or (C) (or a combination thereof) of the first sentence of this
Section 4.4, any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No share of Stock shall be delivered until the full purchase price therefor has been paid.

         4.5 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible employees as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

         SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

         (a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such SAR.

         (b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Stock or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. Prior to the exercise of an SAR for shares of Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such SAR.


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         (c) Method of  Exercise.  A Tandem SAR may be  exercised  (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

         4.6 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option whether by reason of disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR and shall be specified in the Agreement relating to such option or SAR.


                                    ARTICLE V

                             RESTRICTED STOCK AWARDS
                             -----------------------
         5.1 Restricted Stock Awards. The Committee may, in its discretion, grant Restricted Stock Awards to such eligible employees as may be selected by the Committee.

         5.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

         (a) Number of Shares and Other Terms. The number of shares of Stock subject to a Restricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

         (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Stock subject to such award (A) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (B) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

         (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 8.6, indicating that the ownership of the shares of Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company's right to require payment of any taxes in accordance with Section 8.5, a certificate or certificates evidencing ownership of the requisite number of shares of Stock shall be delivered to the holder of such award.

         (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Stock; provided, however, that a distribution with respect to shares of Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such distribution was made.


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         (e) Awards to Certain  Executive  Officers.  Notwithstanding  any other provision of this Article V, and only to the extent necessary to ensure the deductibility of the award to the Company, the number of shares of Stock subject to a Restricted Stock Award granted to a "covered employee" within the meaning of section 162(m) of the Code shall not exceed 50,000 shares.

         5.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such Restricted Stock Award and shall be specified in the Agreement relating to such Restricted Stock Award.


                                   ARTICLE VI

                               PERFORMANCE AWARDS
                               ------------------
         6.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible employees as may be selected by the Committee.

         6.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

         (a) Amount of Performance Award, Performance Measures and Performance Period. The amount of a Performance Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee; provided, however that the maximum amount that may be paid to any individual under a Performance Award for any Performance Period shall not exceed 50,000 shares of Stock, or the Fair Market Value thereof if paid in cash.

         (b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

         (c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. Prior to the settlement of a Performance Award in shares of Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such award.

         6.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any cancellation or forfeiture of such Performance Award upon a termination of employment with the Company of the holder of such Performance Award, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such Performance Award and shall be specified in the Agreement relating to such Performance Award.

                                   ARTICLE VII

                         DEFERRED COMPENSATION ACCOUNTS

                            AND COMPANY MATCH AWARDS
                            ------------------------
         7.1 Company Match Awards. The Committee may, in its discretion, make Company Match awards available to such eligible employees as may be selected by the Committee.

         7.2 Terms of Company Match Awards. Company Match awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan as the Committee shall deem advisable.

         (a) Annual Bonus Deferral. There shall be deducted from each check in full or partial payment of an employee's annual bonus for a Bonus Year, an amount equivalent to the percentage of the gross bonus payment that the employee has elected to defer, which amount will be credited as of the date on which the check is issued to the employee's Deferred Compensation Account. Amounts so credited to the employee's Deferred Compensation Account (as adjusted for deemed investment returns) shall be 100% vested at all times.

         (b) Company Match. As of each date on which amounts are credited to an employee's Deferred Compensation Account pursuant to paragraph (a), there shall also be credited to the Deferred Compensation Account a Company Match amount equal to the sum of (i) 25% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is not in excess of one-half of the employee's total gross bonus for the Bonus Year and (ii) 33 1/3% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is in excess of one-half of the employee's total gross bonus for the Bonus Year. One-third of the Company Match amount so credited to the employee's Deferred Compensation Account pursuant to this paragraph (b) (as adjusted for deemed investment returns hereunder) shall become vested on each of the first three anniversaries of the end of the Bonus Year, provided that the employee is an employee of the Company (or an Affiliate) on such date and the amount credited to the Deferred Compensation Account pursuant to paragraph (a) has not been withdrawn or distributed before such date.

         (c) Deemed Investment of Deferred Compensation Account. Amounts credited to an employee's Deferred Compensation Account pursuant to paragraphs
(a) and (b) above shall be deemed to be invested in whole and fractional shares of Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Compensation Account.

         (d) Payment of Deferred Compensation. On the earlier of the date specified by the employee or the date the employee terminates his/her employment for whatever reason, the Company shall compute the "Distributable Balance" in the Deferred Compensation Account on such date. This Distributable Balance shall include (i) all bonus deferrals made through the current month and (ii) if the employee's employment has terminated for retirement, disability or death, all Company Match amounts credited to the Deferred Compensation Account, or, if the employee's employment has not terminated or has terminated for any other reason, the vested Company Match amounts credited to the Deferred Compensation Account. In the event that the employee becomes disabled, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long term disability payments provided by the Company's insurance carrier (thus, the Distributable Balance shall be computed as of the preceding month). Payment of deferred compensation under these events will be in accordance with the employee's payment method and distribution date elections. For purposes of this paragraph (d), "disability" shall mean a total physical disability which, in the Company's judgment, prevents the employee from performing substantially his/her employment duties and responsibilities for a continuous period of at least six months, and "retirement" shall mean retirement as defined in the United States Cellular Corporation Pension Plan. All payments of deferred compensation hereunder will be made in whole shares of Stock and cash equal to the Fair Market Value of any fractional share. If the employee dies before the entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the employee's Designated Beneficiary.

         (e) Hardship Withdrawals. In the event of an unforeseeable emergency, the employee may make withdrawals from the vested amounts in the Deferred Compensation Account in an amount equal to that which is reasonably necessary to satisfy the emergency. An unforeseeable emergency means a severe financial hardship to the employee resulting from a sudden and unexpected illness or accident of the employee or of a dependent (as defined in section 152(a) of the Code) of the employee, loss of the employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee. The circumstances that will constitute an emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under this Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the employee's child to college or the desire to purchase a home.

         (f) Designation of Beneficiaries. The employee may designate a Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The employee may change or revoke any such designation by executing and filing with the Company during his/her lifetime a new beneficiary designation. If the employee is married and names someone other than his/her spouse (e.g., child) as beneficiary, the spouse must consent by signing the designated area of the beneficiary designation form in the presence of a Notary Public. If any Designated Beneficiary predeceases the employee, or if any corporation, partnership, trust or other entity which is a Designated Beneficiary is terminated, dissolved, becomes insolvent, is adjudicated bankrupt prior to the date of the employee's death, or if the employee fails to designate a beneficiary, then the following persons in the order set forth below shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive:

                  i)       Employee's spouse, if living; otherwise

                  ii) Employee's then living descendants, per stirpes; and otherwise;

                  iii)     Employee's estate


                                  ARTICLE VIII

                                     GENERAL
                                     -------
         8.1 Effective Date and Term of Plan. The Plan shall become effective as of November 9, 1994 and shall terminate ten years thereafter unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination. Grants of awards hereunder may be made at any time on or after the effective date and prior to the termination of the Plan. The Program shall be submitted to the stockholders of the Company for approval, and in the event that the Program is not approved by such stockholders, any awards granted under the Program shall be void.

         8.2 Amendments. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law, including section 162(m) of the Code; provided, however, that, except as provided in Section 8.7, no amendment shall be made without stockholder approval if such amendment (a) would increase the maximum number of shares of Stock available for issuance under the Plan or (b) would reduce the minimum purchase price in the case of an option; provided further that no amendment shall extend the term of the Plan or shall effect any change inconsistent with section 422 of the Code with respect to any Incentive Stock Option which shall have been, or may be, granted under the Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

         8.3 Award. Each award granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of the award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

         8.4 Transferability of Awards. No Incentive Stock Option shall be transferable other than by will or the laws of descent and distribution or pursuant to a beneficiary designation effective on the optionee's death. No other award shall be transferable other than (a) by will or the laws of descent and distribution, (b) pursuant to a beneficiary designation effective on the optionee's death, or (c) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and
(ii) the Agreement evidencing the grant of such award, by gift to a Permitted Transferee. Each option and each SAR may be exercised during the optionee's or holder's lifetime only by the optionee or holder (or the optionee's or holder's legal representative) or, if applicable, by a Permitted Transferee. Except as permitted by the preceding sentences, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award such award and all rights thereunder shall immediately become null and void.

         8.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Stock, payment by the holder of the award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the award. As determined by the Committee at the time of the grant of an award, an Agreement may provide that (i) the Company shall withhold whole shares of Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares the aggregate Fair Market Value of which shall be determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered the aggregate Fair Market Value of which shall be determined as of the Tax Date, (D) a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C); provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses
(B)-(E). An Agreement may provide for shares of Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

         8.6  Restrictions  on Shares.  Each award  granted  hereunder  shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         8.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Restricted Stock Award, and the terms of each outstanding Performance Award and the number and class of securities deemed to be held in each Deferred Compensation Account shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

         8.8      Change in Control.

                  (a)  (1)  Notwithstanding  any  provision  in the  Plan or any
         Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, (i) causing all outstanding options and SARs to immediately become exercisable in full, (ii) causing the Restriction Period applicable to any outstanding Restricted Stock Award to lapse, (iii) causing the Performance Period applicable to any outstanding Performance Award to lapse, (iv) causing the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Award to be deemed to be satisfied at the minimum, target or maximum level, (v) causing the amount in a Deferred Compensation Account attributable to a Company Match to vest, or (vi) electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be canceled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

                  (A) in the case of an option, the number of shares of Stock then subject to such option, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the purchase price per share of Stock subject to the option, and

                  (B) in the case of a Free-Standing SAR, the number of shares of Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the base price of the SAR, and

                  (C) in the case of a Restricted Stock Award, the number of shares of Stock then subject to such award, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, and

                  (D) in the case of a Performance Award, the amount payable with respect to such Performance Award if the applicable Performance Measures were satisfied at the maximum level, and

                  (E) in the case of a Deferred Compensation Account, the number of shares of Stock then deemed to be in the Account, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control.

                  (2) In the event of a Change in  Control  pursuant  to Section
         (b)(3) or (4) below in connection with which the holders of Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, but shall not be required to, substitute for each share of Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price or base price.

         (b) For purposes of the Plan, "Change in Control" shall mean:

                  (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
         (iii) of subsection (3) of this Section 7.8(b), or (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust, (all such persons, collectively, the "Exempted Persons");

                  (2) individuals who, as of November 9, 1994, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to November 9, 1994, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

                  (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons,
         (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

         8.9 No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

         8.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Stock of the Company which are subject to an award granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Stock.

         8.11 Governing Law. The Plan, each award granted hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

         8.12 Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

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